Exhibit 99.2

edX Inc.

Financial Statements

June 30, 2021

Page(s)
Report of Independent Auditors	1-2

Financial Statements

Statement of Financial Position	3

Statement of Revenue, Expenses and Other Changes in Net Assets without Donor Restrictions	4

Statement of Changes in Net Assets	5

Statement of Cash Flows	6

Notes to Financial Statements	7-16

Report of Independent Auditors

To the Board of Directors of

edX Inc.

We have audited the accompanying financial statements of edX Inc., which comprise the statement of financial position as of June 30, 2021, and the related statements of revenues, expenses and other changes in net assets without donor restriction, of changes in net assets and of cash flows for the year then ended.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to edX Inc.’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of edX Inc.’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of edX Inc., as of June 30, 2021 and the changes in its net assets and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 1 to the financial statements, edX Inc. changed the manner in which it accounts for revenue and the manner in which it accounts for leases in 2021. Our opinion is not modified with respect to this matter.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

November 6, 2021

edX Inc.

Statement of Financial Position

June 30, 2021

June 30, 2021
Assets
Current Assets:
Cash and cash equivalents	$15,094,014
Accounts receivable, net	8,152,508
Prepaid expenses	4,275,488
Due from related party	1,114,402
Other current assets	918,456

Total current assets	29,554,868
Non-Current Assets:
Restricted cash	100,000
Property and equipment, net	568,680
Intangible assets, net	6,239,136
Other prepaid expenses	34,642
Right-of-use asset	3,624,512

Total non-current assets	10,566,970

Total assets	$40,121,838

Liabilities
Current Liabilities:
Accounts payable	$2,958,696
Accrued expenses	23,228,132
Deferred revenue and unearned revenue share	46,025,404
Lease liability-short-term	3,713,717

Total current liabilities	75,925,949
Non-Current Liabilities:
Loan Payable to MIT	10,261,820
Loan Payable to Harvard	10,263,118
Deferred revenue and unearned revenue share- long-term	841,528
Lease liability-long-term	730,027

Total non-current liabilities	22,096,493

Total liabilities	98,022,442

Net Assets
Net assets without donor restrictions:
Contributions from Founders	80,000,000
Accumulated other changes in net assets	(138,422,391)

Total net assets without donor restrictions	(58,422,391)
Net assets with donor restrictions	521,787

Total net assets	(57,900,604)

Total liabilities and net assets	$40,121,838

The accompanying notes are an integral part of these financial statements.

edX Inc.

Statement of Changes in Revenue, Expenses and Other Changes in Net Assets without Donor Restrictions

For the year ended June 30, 2021

June 30, 2021
Revenue
Service revenue	$49,245,420
Operating expenses
Program related	64,260,472
General and administrative	17,563,594
Fundraising	1,017,136

Total operating expenses	82,841,202

Other operating income
Other income	2,004,898
Reclassifications from with donor restrictions	125,344

Total other operating income	2,130,242
Income (loss) from operations	(31,465,540)
Non-operating activities
Other expenses	3,087,847

Total non-operating activities	3,087,847

Total change in net assets without donor restrictions	$(34,553,387)

The accompanying notes are an integral part of these financial statements.

edX Inc.

Statement of Changes in Net Assets

For the year ended June 30, 2021

June 30, 2021
Total change in net assets without donor restrictions	$(34,553,387)
Change in net assets with donor restrictions
Grant contributions	300,000
Net assets released to without donor restrictions	(125,344)

Total change in net assets with donor restrictions	174,656

Total change in net assets	(34,378,731)
Net assets, beginning of year	(23,521,873)

Net assets, end of year	$(57,900,604)

The accompanying notes are an integral part of these financial statements.

edX Inc.

Statement of Cash Flows

For the year ended June 30, 2021

June 30, 2021
Cash flows from operating activities:
Total change in net assets	$(34,378,731)
Depreciation and amortization	1,894,740
Right-of-use asset amortization	3,003,305
Interest accrual on line of credit	396,273
Allowance for doubtful accounts	798,936
Changes in operating assets and liabilities
Other assets	(136,679)
Accounts receivable	(1,682,835)
Prepaid expenses	(1,100,002)
Accounts payable	(89,847)
Accrued expenses	11,631,601
Deferred revenue and unearned revenue share	(149,818)
Due from/to related party	(2,727,224)
Lease liability	(3,442,764)

Net cash used in operating activities	(25,983,045)
Investing Activities
Purchases of property and equipment	(183,488)
Capitalized software	(4,495,402)

Net cash used in investing activities	(4,678,890)
Financing Activities
Proceeds from line of credit	15,000,000

Net cash provided by financing activities	15,000,000

Change in cash, cash equivalents, and restricted cash	(15,661,935)
Cash, cash equivalents, and restricted cash
Beginning of period	30,855,949

End of period	$15,194,014

The accompanying notes are an integral part of these financial statements.

edX Inc.

Notes to Financial Statements

For the year ended June 30, 2021

1.	Corporate Organization and Purpose

edX Inc. (the “Company”) was incorporated in August 2012 as a not-for-profit organization created by Harvard University (“Harvard”) and Massachusetts Institute of Technology (“MIT”) (the “Founders”). The mission of edX Inc. is to expand access to high-quality education for everyone, everywhere while enhancing teaching and learning on campus and online and advancing teaching and learning through research.

Recently Adopted Accounting Standards

In fiscal 2021, the Company adopted Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) and the related amendments using the full retrospective transition method and restated the year ended June 30, 2020. This resulted in a $4,727,761 reduction in net assets as of July 1, 2019. As compared to amounts previously reported as of June 30, 2020, the Company also recorded a decrease to accrued revenue share of $4,388,129 and an increase in deferred revenue and unearned revenue share of $13,945,169. The Company also determined revenue should be presented net as it is acting as an agent on behalf of its university customers and does not control the course content delivered to learners. This, as well other adjustments due to the adoption of Topic 606, resulted in a reduction in revenue for the year ended June 30, 2020 of $43,408,401 as compared to previously reported amounts.

In fiscal 2021, the Company adopted ASU No. 2018-15 Subtopic 350-40 Intangibles-Goodwill and Other-Internal-Use Software, (“ASC 350-40”). Under this new guidance, the Company must identify hosting arrangements that are service contracts and determine which project stage (that is, preliminary project stage, application development stage, or postimplementation stage) an implementation activity relates to. Costs for implementation activities in the application development stage are capitalized depending on the nature of the costs, while costs incurred during the preliminary project and postimplementation stages are expensed as the activities are performed. The Company has evaluated and applied the guidance on a prospective basis (as of July 1, 2020) and determined the fees incurred are classified as the post-implementation phase therefore expensed as the activities are performed within the Statement of Revenue, Expenses and Other Changes in Net Assets without Donor Restrictions. There were no material costs related to these arrangements that would be eligible to be capitalized under the new guidance, therefore there is no impact to edX as of and for the period ended June 30, 2021.

In fiscal 2021, the Company adopted ASU 2016-02, Leases, which was amended in some respects by subsequent ASUs (collectively, Accounting Standards Codification 842 (“ASC 842”)) and supersedes existing leasing guidance. The standard requires the Company to record operating lease assets and corresponding lease liabilities on the balance sheet and disclose key quantitative and qualitative information about lease contracts. Under ASC 842, the Company determines if a contract is a leasing arrangement at inception. Right-of-use assets represent the right to control the use of an identified asset for the lease term and lease liabilities represent an obligation to make lease payments arising from the lease. The Company has evaluated the guidance and determined the existing real estate leases to be operating leases and had not entered into any finance leases. Right-of-use assets and lease liabilities are recognized at the commencement date based on the present value of lease payments over the lease term. The Company elected the practical expedient to use the risk-free rate in determining the present value of its lease payments. The Company has applied the guidance using the cumulative transition approach and, as a result, recorded lease liabilities of $10,717,479 (of which $1,130,547 was a reclassification from deferred rent) and right-of-use assets of $9,586,932 within the Statement of Financial Position as of July 1, 2019. The Company recognized operating lease expense for operating leases on a straight-line basis over the lease term within the Statement of Revenue, Expenses and Other Changes in Net Assets without Donor Restrictions.

edX Inc.

Notes to Financial Statements

For the year ended June 30, 2021

2.	Summary of Significant Accounting Policies

Basis of Presentation

The financial statements of the Company have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) for not-for-profit entities (Topic 958).

Net Asset Classifications

For the purpose of financial reporting, the Company classifies resources into two net asset categories pursuant to any donor-imposed restrictions and applicable law. Accordingly, the net assets of the Company are classified in the accompanying financial statements in the categories that follow:

Net Assets without donor restrictions include all assets not restricted by donor-imposed stipulations. Although they may be designated into subcategories of funds by the Board of Directors of the Company, all net assets without restrictions in these sub-categories are legally unrestricted. Gifts with donor restrictions in which the restrictions is met within the same year are reported as other income.

Net Assets with donor restrictions include gifts and pledges but for which restrictions have not yet been met. Such restrictions include purpose restrictions where donors have specified the purpose for which the net assets are to be spent, or time restrictions imposed by the donors or implied by the nature of the gift (capital projects, pledges to be paid in the future). This category includes endowed gifts and pledges and only the income is to be made available for program operations in accordance with the donor restrictions. As of June 30, 2021, edX has no pledges or gifts restricted in perpetuity.

Net Operating Activities

Revenues from contracts with customers, expenses incurred, and other operating income (which primarily includes contributions without donor restrictions and reclassifications of contributions with donor restrictions) are the components of the “Loss from operations” in the Statements of Revenue, Expenses and Other Changes in Net Assets without Donor Restrictions. Excluded from these amounts are transaction-related expenses, contributions with donor restrictions, and interest expense.

Income Taxes

For income tax purposes the Company is designated as a not for profit under Section 501(c)(3) of the Internal Revenue Code. The Company complies with authoritative guidance and accounting for and disclosure of uncertainty in tax positions.

Cash and Cash Equivalents

Cash and cash equivalents include short-term, highly liquid investments with a maturity of three months or less at the time of purchase. Certain cash balances totaling $100,000 as of June 30, 2021, are restricted for use under credit card agreements.

edX Inc.

Notes to Financial Statements

For the year ended June 30, 2021

Accounts Receivable

The Company reviews accounts receivable on a periodic basis to determine if any receivables will potentially be uncollectible based on an analysis of specific customer accounts, payment experience and current economic factors. The Company reserves for receivables that are determined to be uncollectible, if any, in its allowance for doubtful accounts. After the Company has exhausted all collection efforts, the outstanding receivable is written off against the allowance.

Property and Equipment

Equipment and improvements are stated at cost. Expenditures for repairs and maintenance are charged to expense as incurred. Costs of major additions and betterments are capitalized and depreciated on a straight-line basis over their useful lives. On disposal, the related assets and accumulated depreciation are eliminated from the accounts and any resulting gain or loss is included in other operating expenses.

Recognition of Gifts, Grants and Pledges

Contributions, including unconditional promises to give, are recognized as revenues in the period received in the appropriate net asset category according to donor-imposed stipulations. Unconditional promises to give that are expected to be collected in future years are recorded at the present value of estimated future cash flows, net of an applicable reserve for collectability. Conditional promises to give, including grants, are not recognized until they become unconditional, that is, when the conditions on which they depend are substantially met.

Recognition of Revenue from Customers

The primary goal of edX is to provide a comprehensive platform technology and technology-enabled services that supports course content provided by enterprise or university clients. The Company derives its revenues primarily from contractual arrangements with its enterprise or university clients which include an upfront amount (membership fees) and a contractually specified percentage of the amounts the enterprise or university clients earn from students (certificate and tuition).

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. The transaction price is determined based on the consideration to which the Company will be entitled in exchange for transferring services to the customer. Variable consideration is included in the transaction price if, in the Company’s judgment, it is not probable that a significant future reversal of cumulative revenue under the contract will occur. Any estimates, including the effect of the constraint on variable consideration, are evaluated at each reporting period, and if necessary, the Company adjusts its estimate of the overall transaction price. Revenue is then recognized over the remaining estimated period of performance using the cumulative catch-up method.

The Company’s contracts with university and enterprise clients typically have terms of one to three years with options for renewals and have a single performance obligation, as the promises to provide a platform and services that university clients need to attract, enroll, educate and support students are not distinct within the context of the contracts. The single hosting performance obligation is delivered as the university clients receive and consume benefits, which occurs ratably over a series of academic terms.

edX Inc.

Notes to Financial Statements

For the year ended June 30, 2021

Upfront membership fees are recognized over the duration of the contract. Certificate revenue, where entitlements are sold to individual learners, is recognized ratably over the period of performance, which is generally the term of the course. Certificate revenue for courses is designated either as “self-paced” (or learner paced) or instructor led. The amounts recognized over the term of the arrangement are variable in nature in that they are dependent upon the number of students that are enrolled in the program within each academic term. These amounts are allocated to and are recognized ratably over the related academic term. For self-paced courses, the academic term is estimated based on historical learner utilization of the courses.

The determination of whether revenue should be reported on a gross or net basis is based on an assessment of whether the Company is acting as the principal or an agent in the transaction. In determining whether the Company acts as the principal or an agent, the Company follows the accounting guidance for principal-agent considerations.

An entity determines whether it is a principal or an agent for each distinct good or service (or a distinct bundle of goods or services) to be provided to the customer. The Company contracts with universities that are responsible for creating the content on the edX site. The Company is responsible for providing the hosting of the site, as well as other support services. The Company does not take general inventory risk with respect to the content delivery, and edX has no responsibilities for setting prices for course content to be delivered to the student learner. As such, the Company has determined that it is considered an agent and recognizes revenue on a net basis.

For tuition revenue, the Company provides hosting services for certain partner universities to use the Company’s learning management system platform as part of one or more of the university’s normal degree programs for students on campus, for which the university remits a contractual revenue share amount to edX based on total enrollments. These amounts are recognized ratably over the related academic term.

The edX portfolio consists of approximately 1,000 active contracts with universities and enterprises.

The following table presents our revenue disaggregated by several categories.

June 30, 2021
Performance obligations satisfied at a point-in-time	$1,050,603

Performance obligations satisfied at over time
Certificate	32,948,277
Membership	6,033,017
Tuition	7,687,340
Other	1,526,183

Total revenue	$49,245,420

edX Inc.

Notes to Financial Statements

For the year ended June 30, 2021

Amounts reported as accounts receivable represent contract assets consisting of both unbilled revenue and accounts receivable. As of June 30, 2021, contract assets were as follows:

June 30, 2021
Unbilled revenue	$426,207
Invoiced accounts receivable, net	7,726,301

Total contract assets	$8,152,508

Deferred revenue represents the excess of amounts billed or received as compared to amounts recognized in revenue on the Statements of Revenue, Expenses and Other Changes in Net Assets without Donor Restrictions as of the end of the reporting period. These payments are recorded as deferred revenue until the services are delivered or until the Company’s obligations are otherwise met, at which time revenue is recognized. Unearned revenue share represents the excess of amounts billed or received as compared to amounts accrued for or remitted to our university or enterprise customers. The Company expects $21,904,312, $633,195 and $100,000 to be recognized as revenue in the years ended June 30, 2022, 2023, 2024, respectively, and $108,333 thereafter. The Company expects $24,121,092 of revenue share to be paid to university and enterprise partners in the year ending June 30, 2022.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk primarily consist of cash and cash equivalents and accounts receivable. Cash and cash equivalent balances are maintained with accredited financial institutions. The Company does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships. The Company does not require collateral to support customer receivables but does engage in collection efforts for past due receivables.

3.	Accounts Receivable

The Company’s accounts receivable of $8,152,508 is net of reserves for doubtful accounts of $1,102,800 as of June 30, 2021.

edX Inc.

Notes to Financial Statements

For the year ended June 30, 2021

4.	Property and Equipment

Property and equipment as of June 30, 2021 consisted of the following:

	June 30, 2021
	Useful Lives	Original Cost	Accumulated Depreciation	Property and Equipment, net
Equipment	3 years	$1,394,023	$(1,093,841)	$300,182
Leasehold improvements and Construction	7 years	1,645,409	(1,385,916)	259,493
Furniture and Fixtures	5 years	686,807	(677,802)	9,005

		$3,726,239	$(3,157,559)	$568,680

Depreciation expense for property and equipment for the year ended June 30, 2021 was $420,034.

5.	Accrued Liabilities

Accrued liabilities as of June 30, 2021 consisted of the following:

June 30, 2021
Compensation related	$8,050,256
Accrued accounts payable	2,653,656
Accrued non-income taxes	6,571,887
Accrued revenue share	5,952,332

Total accrued liabilities	$23,228,131

6.	Functional Classification of Expenses

The costs of program-related, general and administrative, and fundraising expenses have been summarized on the Statements of Revenue, Expenses and Other Changes in Net Assets without Donor Restrictions. Financial accounting standards require that all supporting costs be allocated between the Company’s program service, management and general, and fundraising operations. The supporting costs allocated include depreciation and amortization of capitalized research and development costs, benefits administration, software and office supplies, lead generation and information technology services.

edX Inc.

Notes to Financial Statements

For the year ended June 30, 2021

The natural classification detail of expenses by function for the year ended June 30, 2021 was as follows:

	Year ended June 30, 2021
	Program Related	General and Administrative	Fundraising	Total
Salaries and benefits	$38,968,795	$3,394,807	$988,094	$43,351,696
Depreciation and amortization	1,724,523	170,217	—	1,894,740
Other operating expenses	23,567,154	13,998,570	29,042	37,594,766

Total operating expenses	$64,260,472	$17,563,594	$1,017,136	$82,841,202

Interest expense	$—	$396,272	$—	$396,272
Other non-operating expenses	—	2,691,574	—	2,691,574

Total non-operating expenses	$—	$3,087,846	$—	$3,087,846

7.	Leases

The Company leases a facility under non-cancelable operating lease in Boston, MA. In January 2017, the Company entered into a new five-year agreement starting on July 31, 2017 to expand its current office space, and also extended the term of its existing lease by two years. The lease term for the original lease began on May 17, 2013 and is extended to September 30, 2022, and includes an option to extend the leases for up to five years. The option to extend the terms of the Company’s operating lease was not deemed to be reasonably certain of exercise as of lease commencement and are therefore not included in the determination of the respective non-cancelable lease terms. The future lease payments due under the non-cancelable operating lease arrangement contains fixed rent increases over the term of the lease. Rent expense was calculated on a straight-line basis over the term of the lease. Lease payments were $3,535,279 for the year ended June 30, 2021.

Operating lease right-of-use assets and lease liabilities as of June 30, 2021 were as follows:

June 30, 2021
Asset
Right-of-use asset - operating lease	$3,624,512
Liabilities
Operating lease liability	$(4,443,744)
Current	(3,713,717)
Non-current	(730,027)
Other:
Amortization of right-of-use asset	$3,003,305
Weighted-average remaining lease term - operating leases (months)	14.3
Weighted-average discount rate - operating leases	1.45%

edX Inc.

Notes to Financial Statements

For the year ended June 30, 2021

The aggregate future lease payments below summarize the remaining future undiscounted cash flows for operating leases as of June 30, 2021:

Operating Leases
2022	$3,753,588
2023	731,665
2024	—
2025	—
2026	—
Thereafter	—

Total lease payments	4,485,253
Less: imputed interest	(41,509)

Present value of lease liabilities	$4,443,744

Future minimum rental payments to be received by the Company for office space subleased as of June 30, 2021 is as follows:

Sublease Income
2022	$170,520
2023	—
2024	—
2025	—
2026	—
Thereafter	—

Total sublease income	$170,520

Rental income was $405,855 for the year ended June 30, 2021, and is included in other income within the Statement of Revenue, Expenses and Other Changes in Net Assets without Donor Restrictions.

8.	Related Parties

Harvard and MIT are equal members in the Company and each institution committed, near the time of the formation of the Company, to contribute funds, as needed and determined by the Company and the Board of Directors. As of June 30, 2021, Harvard and MIT have each contributed $40 million and the funding was used to fund the day-to-day operations of the Company. Harvard and MIT have provided documentation whereby each has fully committed to support the operating, investing, and financing activities of the Company for the next twelve months.

On July 31, 2020, the Company entered into Line of Credit agreement with Harvard and MIT whereby each institution has provided $15 million of credit ($30 million in total) that the Company may draw upon over the next three years. This instrument has a maturity date of September 30, 2031 and a 3% annualized interest rate. As of June 30, 2021, the Company had drawn $20 million of this $30 million line of credit. In July 2021, edX drew down the remaining $10 million outstanding on the line of credit as well as entered into a new line of credit for an increased borrowing capacity of $10 million. The additional $10 million was subsequently drawn down by the Company in September and October 2021.

edX Inc.

Notes to Financial Statements

For the year ended June 30, 2021

Interest expense under the agreement for the year ended June 30, 2021 was $396,273.

In July 2012, the Company entered into a service agreement with MIT where MIT will perform certain accounting and transaction processing functions, primarily payroll processing and IT services. Transactions processed on the Company’s behalf are payable to MIT and included in the Due to related party line item on the Statement of Financial Position. Expenses under this service agreement for the for the year ended June 30, 2021 were $695,747. Transactions processed on MIT’s behalf related to accounts receivable and certain operating expenses are payable to edX and included in the Due from related party line item on the Statement of Financial Position.

All Company employees are employees of MIT and governed under a Human Resources Employment Secondment Agreement (dated November 1, 2012) and are fully covered under MIT’s benefit plans. All direct costs associated with the Human Resources Employment Secondment Agreement as well as a standard benefits rate of 26.6 percent are reimbursed to MIT. This arrangement with MIT ended on December 31, 2020 as all MIT employees were transitioned to edX as employees.

9.	Commitments and Contingencies

The Company has evaluated the taxability of our products and services in foreign and state jurisdictions. The Company had concluded that it was not probable that it was liable for taxes and had not recorded an associated tax liability as it was unclear if the type of courses hosted by edX were eligible for VAT or other types of taxes. In February 2021, a tax authority in a foreign jurisdiction provided information that the Company was subject to its tax regime. As a result, the Company recorded total tax liabilities of $6,571,887 during the year ended June 30, 2021 within accrued expenses for this and other foreign jurisdictions.

10.	Liquidity and Availability of Net Assets

The Company’s working capital and cash flows have seasonal variations during the year primarily attributable to monthly cash receipts for course entitlement, quarterly payments to partner universities (i.e., revenue share), and financing from its founding partners. Entitlements to course content are paid prior to access to the content and revenue share is paid quarterly in arrears of enrollment. To date the Company has been able to structure its financial assets to be available for general expenditures, liabilities, and other obligations as they’ve come due. The Company, as part of its annual budget process, projects cash flow to plan for anticipated operating capital needs. Currently the Company has a line of credit agreement with Harvard and MIT. See Note 8 for further details.

The Company’s financial assets available within one year as of June 30, 2021 for general expenditure are as follows:

June 30, 2021
Cash and cash equivalents	$15,094,014
Accounts receivable, net	8,152,508
Due from related party	1,114,402

Total financial assets available within one year	$24,360,924

edX Inc.

Notes to Financial Statements

For the year ended June 30, 2021

11.	Capitalized Software Development and Research Costs

Software development and research costs are generally expensed as incurred, and primarily include salaries, fees to consultants, and other related costs. The Company capitalizes certain direct costs to develop significant functionality. The costs incurred in the preliminary stages of development and post-implementation/operating stage are expensed as incurred. Costs incurred for the activities during the application stage are capitalized. Capitalized costs are amortized over the estimated three-year useful life and are included in intangible assets.

June 30, 2021
Gross capitalized software costs	$8,523,929
Less accumulated amortization	(2,284,793)

Total capitalized software cost, net	$6,239,136

Weighted average useful life (years)	2.03

Amortization expense for the year ended June 30, 2021 was $1,474,707.

12.	Subsequent Events

The Company has evaluated subsequent events through November 6, 2021, the date of financial statement issuance.

On June 28, 2021, the Company entered into a definitive agreement with 2U, Inc. This agreement details the sale of the membership interests of Circuit Sub LLC to 2U, Inc. for approximately $800 million. Circuit Sub LLC is a wholly owned subsidiary of edX Inc. and was created on June 25, 2021, for the sole purpose of this sale and will hold substantially all of the assets of edX, including the brand, website, and marketplace. As of June 30, 2021, there was no activity within the LLC. The transaction is expected to close in November 2021.

Other than the line of credit activity as described in Note 8, the Company has concluded that there were no additional subsequent events that require adjustments to the financial statements or disclosure.